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CONTACT: MARC SANDERS
Director of Marketing
Phone: 610.668.4700       www.royalbankamerica.com            ROYAL BANK AMERICA
Fax:   610.668.3670       www.royalasianbank.com                   MEDIA RELEASE
                          www.mortgagephilly.com
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ROYAL BANK AMERICA'S PARENT COMPANY REPORTS 65% EARNINGS INCREASE
41st Consecutive Quarterly Cash Dividend Declared - Awarded Bauer 5-Star Superior Rating


(NARBERTH, PA) - July 21, 2005 - Royal Bank America President/CEO Joseph P. Campbell reports that consolidated earnings for the bank's holding company, Royal Bancshares of Pennsylvania, Inc., (NASDAQ: RBPAA) for the quarter ended June 30, 2005, were $7.2 million as compared to $4.4 million for the same three-month period ended June 30, 2004, a 65% increase. Consolidated basic earnings per share for the three-months ended June 30, 2005 and 2004, were $0.58 and $0.35 respectively.

Two events contributed to the 65% increase in earnings during the second quarter of 2005. The first, a $1.8 million gain realized by Royal Investments America on one of the company's equity real estate investments, significantly increased non-interest income for the quarter. The second, an approximate $1.7 million decrease in tax expense, resulted from the completion of an IRS audit, with respect to a valuation allowance against the deferred tax asset derived from net operating loss carryovers.

Consolidated earnings for the six-month period ending June 30, 2005 were $11.6 million or $0.92 per basic share as compared to $9.6 million or $0.76 per basic share for six-month period ended June 30, 2004, a 21% increase.

Consolidated total assets increased 5% to $1.26 billion at June 30, 2005, as compared to $1.21 billion at December 31, 2004. Investment securities increased to $613 million at June 30, 2005, as compared to $584 million at December 31, 2004, an increase of 5%. Total consolidated capital rose to $145.8 million for the period ended June 30, 2005, as compared to $140.9 million for the period ended December 31, 2004.

On July 20, 2005, the Board of Directors of Royal Bancshares of Pennsylvania, Inc. declared its 41st consecutive quarterly cash dividend. This dividend is twenty-five cents ($.25) per share for holders of Class A common stock and twenty-eight and seventy-five hundredths cents ($.2875) per share for holders of Class B common stock of Royal Bancshares of Pennsylvania, Inc. The record date is August 5, 2005, and the payment date is August 19, 2005.

Additionally, Royal Bank America has been awarded BauerFinancial(TM)'s highest rating, Superior 5-Stars. Bauer determines this rating through calculations based on profitability/loss trend, evaluating the level of delinquent loans and repossessed assets, the market versus book value of the investment portfolio, regulatory supervisory agreements, the community reinvestment rating (CRA), and liquidity. Consumers and investors commonly use Bauer ratings to determine the soundness of a financial institution.

Royal Bancshares of Pennsylvania, headquartered in Narberth, Pennsylvania, operates sixteen full-service branches under the name Royal Bank America and five locations under the name Royal Asian Bank. Together, Royal Bank America and Royal Asian Bank offer a wide variety of products and services, including commercial real estate loans, residential mortgages, deposit accounts and Internet Banking solutions at www.royalbankamerica.com and www.royalasianbank.com.

The foregoing material is unaudited and may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


FOR IMMEDIATE RELEASE                                                      MORE

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ROYAL BANCSHARES OF PENNSYLVANIA, INC. (RBPAA)
QUARTERLY EARNINGS RELEASE                                               PAGE 2

ROYAL BANCSHARES OF PENNSYLVANIA
CONDENSED INCOME STATEMENTS

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30                       JUNE 30
                                                 -------------------------      ------------------------
(in thousands, except for earnings per share)        2005         2004              2005         2004
                                                 -----------   -----------      ------------  ----------
                                                 (UNAUDITED)   (UNAUDITED)       (UNAUDITED)  (UNAUDITED)

Interest Income                                    $19,330      $16,508           $36,534      $34,036
Interest Expense                                     7,695        6,969            15,061       13,699
                                                   -------      -------           -------      -------
Net Interest Income                                 11,635        9,539            21,473       20,337
Provision for Loan Losses                                0            4                 1            5
                                                   -------      -------           -------      -------
Net Interest Income after                           11,635        9,535            21,472       20,332
Provision
Non Interest Income                                  3,880        3,464             6,493        6,647
Non Interest Expense                                 7,569        6,782            13,928       13,358
                                                   -------      -------           -------      -------
Income before Taxes                                  7,946        6,217            14,037       13,621
Income Taxes                                           704        1,823             2,474        4,063
                                                   -------      -------           -------      -------
Net Income                                         $ 7,242      $ 4,394           $11,563      $ 9,558
                                                   =======      =======           =======      =======
Earnings per share - basic                           $0.58        $0.35             $0.92        $0.76

SELECTED RATIOS:
Return on Average Assets                              2.3%         1.5%              1.9%         1.6%
Return on Average Equity                             20.4%        13.3%             16.5%        14.2%
Average Equity to Assets                             11.4%        11.1%             11.4%        11.3%
Book Value Per Share                                $11.62       $10.81

CONDENSED BALANCE SHEETS

(in thousands)                                                JUNE 30, 2005         DEC. 31, 2004
                                                              -------------         -------------
                                                               (UNAUDITED)
Cash and Cash Equivalents                                         $28,270              $27,109
Investment Securities                                             613,068              584,261
Loans Held for Sale                                                 1,062                2,204
Loans (net)                                                       501,702              454,775
Premises and Equipment (net)                                       54,067               72,433
Accrued Interest receivable                                        14,574               15,634
Other Assets                                                       50,956               48,858
                                                               ----------           ----------
Total Assets                                                   $1,263,699           $1,205,274
                                                               ----------           ----------

Deposits                                                         $701,119             $742,382
Borrowings                                                        373,265              278,249
Other Liabilities                                                  14,634               14,338
Subordinated debentures                                            25,774               25,774
Minority Interest                                                   3,122                3,655
Shareholders' Equity                                              145,785              140,876
                                                               ----------           ----------
Total Liabilities and Shareholders Equity                      $1,263,699           $1,205,274
                                                               ----------           ----------